EXHIBIT 15

KPMG PEAT MARWICK LLP
CERTIFIED PUBLIC ACCOUNTANTS
One Biscayne Tower                        Telephone  305-358-2300
Suite 2900                                Telecopier 305-557-0544
2 South Biscayne Boulevard
Miami, FL  33131


The Board of Directors and Shareholders
Ryder System, Inc.:

We acknowledge our awareness of the incorporation by reference in the following Registration Statements of our report dated October 21, 1996 related to our review of interim financial information:

     Form S-3:

     /bullet/ Registration Statement No. 33-20359 covering $1,000,000,000 aggregate principal amount of debt securities.

     /bullet/ Registration Statement No. 33-50232 covering $800,000,000 aggregate principal amount of debt securities.

     /bullet/ Registration Statement No. 33-58667 covering $800,000,000 aggregate principal amount of debt securities.


     Form S-8:

     /bullet/ Registration Statement No. 33-20608 covering the Ryder System
              Employee Stock Purchase Plan.

     /bullet/ Registration Statement No. 33-4333 covering the Ryder Employee
              Savings Plan.

     /bullet/ Registration Statement No. 1-4364 covering the Ryder System
              Profit Incentive Stock Plan.

     /bullet/ Registration Statement No. 33-69660 covering the Ryder System,
              Inc. 1980 Stock Incentive Plan.

     /bullet/ Registration Statement No. 33-37677 covering the Ryder System UK
              Stock Purchase Scheme.

     /bullet/ Registration Statement No. 33-442507 covering the Ryder Student
              Transportation Services, Inc. Retirement/Savings Plan.

     /bullet/ Registration Statement No. 33-63990 covering the Ryder System,
              Inc. Directors' Stock Plan.

     /bullet/ Registration Statement No. 33-58001 covering the Ryder System,
              Inc. Employee Savings Plan A.

     /bullet/ Registration Statement No. 33-58003 covering the Ryder System,
              Inc. Employee Savings Plan B.

The Board of Directors and Shareholders
Ryder System, Inc.
Page 2





     /bullet/ Registration Statement No. 33-58045 covering the Ryder System,
              Inc. Savings Restoration Plan.

     /bullet/ Registration Statement No. 33-61509 covering the Ryder System,
              Inc. Stock for Merit Increase Replacement Plan.

     /bullet/ Registration Statement No. 33-62013 covering the Ryder System,
              Inc. 1995 Stock Incentive Plan.


Pursuant to Rule 436 (c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



                                               KPMG PEAT MARWICK LLP



Miami, Florida
November 14, 1996